SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report: January 22, 2001



                            WORLDWIDE EQUIPMENT CORP.
                              --------------------
                              (Name of corporation)



FLORIDA                           000-30799                  59-3191053
---------                         ---------                  ----------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)



           700 YGNACIO VALLEY ROAD, SUITE #300, WALNUT CREEK, CA 94596
                                  (New Address)

      REGISTRANT'S NEW TELEPHONE NUMBER, INCLUDING AREA CODE: (925)279-2273
                                  -------------


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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         As of January 7, 2001, the Company has entered into a Plan and Agreement of Reorganization and has acquired all of the issued and outstanding stock of U.S. Cancer Care, Inc., a Delaware corporation, in exchange for 6,741,942 shares of common stock of Worldwide Equipment Corp., representing 83.24% of the outstanding common shares of the Company; (ii) all the series A preferred stock of U.S. Cancer Care, Inc. have been exchanged for 1000 Series B voting preferred shares of Worldwide Equipment Corp. and (iii) all the Series B preferred stock of U.S. Cancer Care have been exchanged for 1000 Series C voting preferred shares of Worldwide Equipment Corp., and all the Series C preferred stock of U.S. Cancer Care have been exchanged for 1000 Series D voting preferred shares of Worldwide Equipment Corp.


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         In  January  2001,  the  Company  completed  an  Agreement  and Plan of
Reorganization  ("the  Reorganization")  with  Worldwide  Equipment  Corporation
("Worldwide"). Worldwide issued 6,741,942 shares of common stock to the shareholders of USCC, in exchange for all of the issued and outstanding common stock of USCC, as well as an exchange of all preferred stock for similar preferred stock. As a result of this transaction, the shareholders of USCC will became the controlling shareholders of the Company, by owning approximately 83.24% initially and 91 % fully diluted of the Company's Common Stock. Pending Board approval, the Company plans to change its name to OnCure Technologies, Inc., and shall submit an application for the appropriate NASDAQ listing. The ticker symbol will be announced with this change. U.S. Cancer Care, Inc. is now a wholly owned subsidiary of Worldwide Equipment Corp.

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

                  None.

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  None.

ITEM 5.           OTHER EVENTS

         The newly acquired subsidiary, U.S. Cancer Care, Inc., has a history and business plan as set forth below. The primary business of Worldwide Equipment Corp. is now the business of its subsidiary, U.S. Cancer Care. U.S. Cancer Care, Inc., a Florida corporation ("the Company"), headquartered in Walnut Creek, California, provides management services to outpatient radiation therapy cancer treatment centers and their radiation and medical oncologists, featuring billing, collection and management information services using the Company's proprietary ROSCOE(TM), ARI(TM), and MOSCOE(TM)software systems, as well as administrative, accounting, non-physician personnel and purchasing. The Company also provides management services to hospital owned radiation therapy outpatient facilities. The company is a facility owner/operator, and does not own physician practices.

         U.S. Cancer Care's goal is to become a leading network provider of radiation therapy services in the United States through strategic relationships, new center developments, prudent acquisitions, and internal growth from expert management. This service is predicated upon state-of-the-art proprietary information systems, and the delivery of superior university level care in a cost efficient manner.

         The Company was formed in May 1998 with the proceeds of a $3.2 million Convertible Debt Offering, and simultaneously acquired the first three centers In October 1998, the Company acquired four facilities in the Greater Jacksonville area, with an option to acquire a fifth. In March 1999 DVI Financial Services invested $5.0mm of Preferred Stock, to help fuel the Company's growth. Since then, several other centers were acquired and developed.

         Simultaneous with the Reorganization, the Company completed approximately $10.5 of institutional funding and debt restructuring, including
(i) $4,000,000 Preferred Stock Investment from a syndicate of institutional funds, with a conversion price of $1.30 per share, (ii) $1,500,000 of institutional secured debt, (iii) the conversion of $ 3,050,000 of USCC convertible debt to Common stock, at $2.00 per share, (iv) $2,300,000 of USCC redeemable stock was converted to Common Stock, and (v) in addition, $5,000,000 of USCC Preferred Stock, held by a leading public healthcare finance company, has been agreed to be converted to Common Stock, at $4.00 per share within the next year, based upon conditions to be met by the Company's investment bankers.

         In conjunction with the aforementioned actions, the Company exercised its option, and acquired the fifth oncology center in the Jacksonville market, thorough a Merger Agreement with Florida Cancer Center- Beaches, P.A. ("the
Center"). The merger was effected through the issuance of $2.5 million of Preferred Stock, with a conversion price of $1.30 per share. The center now augments the Company's network to five facilities in the greater Jacksonville market.

         The Company currently owns or manages 15 outpatient facilities consisting of four facilities in Northern California (Modesto (2), Sonora, Turlock), five facilities in Northern Florida (St. Augustine, Palatka, Orange Park, Jacksonville, Jacksonville Beach), one facility in Corpus Christi, Texas, one joint venture with an HCA Hospital in Bradenton, Florida, two other facilities in Northern California (Stockton and Hayward) that service Kaiser Permanente members, one mobile positron emission tomography unit servicing the Florida cancer centers, and the sole non-owned facility in Scottsdale, Arizona.

         The Company believes that an opportunity exists to build a national outpatient radiation therapy center network company focusing primarily on outpatient therapy. This belief is based on several characteristics of the oncology market. First, cancer patients are a large, well-defined and growing group, due to the aging of our population. These patients require regular costly medical intervention over a period of months or years. Of this population, approximately one-half of the individuals diagnosed with cancer receive at least one radiation therapy treatment course, and sometimes several courses. Second, a

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relatively   small  number  of  highly  trained   specialized   oncologists  are
responsible for treating this large portion of the cancer patient population. Third, managed care and other payors are increasingly aware of the need for more coordinated cost-effective cancer care. Fourth, the outpatient radiation therapy market is highly fragmented with no dominant providers.

         The Company's operating strategy consists of two key components. The Company believes that these strategies reduce the risk of competition significantly in certain markets. The first strategy is to affiliate with major hospital and payor networks on joint venture outpatient facilities. The second strategy is a geographically concentrated network model outpatient network.

         After developing or acquiring an outpatient radiation therapy center and establishing an affiliation with a radiation oncology group in a particular market, the Company seeks to expand patient volume by increasing and improving marketing efforts, entering into managed care contracts, and as appropriate, offering new state-of-the-art technologies (3D Treatment Planning, IMRT, & Brachytherapy) not available in many areas. By expanding the range of business services, including implementation of integrated collection and billing information systems, the affiliated radiation oncology groups are able to serve patients and payors more effectively and increase local market presence.

         The Company currently uses a proprietary, comprehensive radiation oncology management information system called ROSCOE(TM) (Radiation Oncology System Computer Operating Environment) and ROSCOE ARIS (ROSCOE(TM) Accounts Receivable Information System) (collectively, "ROSCOE(TM)"), which was developed by the Company's President and Chief Operating Officer, Richard Padelford and enhanced by Doug McBride, its Chief Information Officer. ROSCOE(TM) is an internet, web based, and local area network practice management tool capable of performing one or more of the following functions: (i) patient registration;
(ii) patient treatment system; (iii) patient and physician scheduling; (iv) billing and collection services, including the tracking of payor authorizations, the preparation and dissemination (whether in electronic or paper format) of bills, monitoring the progress of receivables and billing analysis; (v) performance and management reports; (vi) consultation and referral marketing reports and market analysis; (vii) managed care reporting for treatment outcome data; and (viii) monitoring and quality assurance for billing and abuse avoidance. ROSCOE(TM) has a consistent internal control function over billing charges, and has enabled the capture of 15-30% of missed billable charges at two test sites. The Company believes that ROSCOE(TM) is more sophisticated and less costly than other computerized information systems used in the radiation oncology industry. Accordingly, the Company believes that the utilization of ROSCOE(TM) will better enable the Company to effectively manage growth. In addition, the Company believes that by allowing nonaffiliated centers to use ROSCOE(TM), the Company will be able to establish a relationship with such centers, thereby increasing the potential for an acquisition or management agreement with such centers.

         The Company believes there are, and will continue to be, many attractive radiation therapy facility acquisition opportunities. The Company expects to acquire outpatient radiation therapy centers from: (i) doctors who own and operate their own centers and are seeking management expertise, access to managed care contracts and other resources offered by multi-site providers, and (ii) independent owners who are finding it increasingly difficult to remain competitive in the face of managed care. The Company also plans to enter in strategic joint ventures with hospitals (similar to the Company's HCA Hospital Joint Venture in Bradenton, Florida), large managed care organizations, and leading radiation oncology groups that desire access to advanced radiation therapy technologies, but lack, or choose to conserve their financial or managerial resources. The Company is currently negotiating for new developments with several hospital organizations.

         The Company has created an extensive database of existing outpatient radiation therapy facilities and hospitals for potential acquisitions, joint ventures, and new developments. The Company has prioritized such database, based upon certain analysis of: (i) payor reimbursement; (ii) patient demographics;
(iii) state health department  regulations  regarding  certificates of need; and
(iv) synergistic geographic locations to existing facilities. The Company will need to obtain additional equity investments in order to implement the acquisition opportunities.

         The Company's strategy for valuing acquisition and new development candidates reflects potential HCFA and other reductions in reimbursement. The Company has developed a proprietary financial model, which forecasts the post-acquisition earnings and cash flow accounting for potential such reductions. Potential synergies of cost savings provided by the Company are not included in the Company's financial model to calculate purchase price; but rather a post transaction benefit to the Company. Accordingly, the multiple of EBITDA purchase price on a pro forma basis reflects the expectation of diminished reimbursement over future years. The financial model evaluates the target candidate's ability to maintain strong internal growth by augmenting services and or patient volume according to company predetermined levels of acceptance.

         The Company believes that internal growth is critical to the overall acquisition and development strategy. The Company's management fosters such internal growth through: (i) the ROSCOE(TM) implementation, which historically has added to the management of the facility quantitatively by capturing in some cases approximately 15% of missed billing. The Company predetermines the approximate amount on each target acquisition, by performing a billing audit as procedure of due diligence; (ii) adding additional modalities of treatment services, including 3-D treatment planning, brachytherapy, HDR, and stereotactic radiosurgery where applicable; (iii) driving patient census from improved marketing; and (iv) managed care contracting from penetration into market share pursuant to acquisitions in synergistic geographic locations.

         The Company has also established its first Positron Emission Tomography ("PET") mobile network in Jacksonville, Florida. The PET scanner will service the Company's five facilities in the Jacksonville area. It is also scheduled to service a large hospital in Jacksonville. The Company's strategy is predicated upon the preponderance of PET usage in oncology studies. It is a natural adjunct to the comprehensive cancer care delivered by the Company. Additionally, the Company intends to create fixed sites, at each of its locations in Jacksonville, once patient volume is sufficient.

         PET is a highly advanced nuclear medicine diagnostic study that involves radioactive isotopes injected into the patient to obtain images of metabolic physiologic processes. The application of PET in the detection of cancer has become significant in the last year. Although PET has been in existence for over 25 years, only recently has HCFA approved the reimbursement for procedures performed primarily related to oncology patients.

         In addition, the Company is evaluating the feasibility of such a PET network in its Northern California and Kaiser affiliated centers. The Company believes that such PET network in Northern California will provide a similar excellent opportunity. Furthermore, the Company will primarily target acquisitions with a strong geographic coverage, as in Jacksonville, where PET, and other services may be provided to add significant value to the Company's Medical Advisory Board (the "Medical Advisory Board"), is comprised of medical representatives of the Company and its affiliated oncology medical groups. The primary function of the Medical Advisory Board is to: (i) develop and adopt policies, procedures, and protocols to be implemented in the independent radiation therapy centers, or to be used by the affiliated hospitals or the affiliated radiation oncologists groups; (ii) develop and administer quality assurance programs, ensure all physician and other professional licensing, and implement continuing education programs; and (iii) formulate a strategic plan for each affiliated radiation oncology group designed to improve the performance of the related radiation therapy facility. The Medical Advisory Board has been established to outline physician recruiting goals, identify services and equipment to be added, identify desirable payor relationships, identify other radiation oncology groups that are possible affiliation candidates and seek to facilitate communication with other affiliated physician groups in the Company network.

         The Medical Advisory Board also researches and suggests adjunct services that may become additional revenue sources in the future, e.g. Endovascular Brachytherapy. Endovascular Brachytherapy is the use of a radioactive source to apply internal radiation to the wall of a blood vessel. Radiation Therapy is used to prevent restenosis of coronary arteries or peripheral arteries. The standard therapy currently for stenosis, or narrowing of the arteries, is angioplasty with or without the use of stents. However, the restenosis rate after angioplasty is over 75% in complex cases. Preliminary trials using radiation therapy have reported restenosis rates of less than 10%. The Company is currently participating in Clinical Trials with Nucleotron evaluating the efficacy of the use of Endovascular Radiation Therapy. It is estimated that there are over 400,000 annual vascular interventions annually in the United States. If clinical trials continue to indicate that endovascular brachytherapy is indicated for these conditions, the Company will be well positioned to implement the use of radiation therapy nationally. Therefore, this like PET, could become a major contributor for future internal growth.

         To summarize, the Company is well positioned to grow externally, through acquisition and development, but also through well managed operations that transition acquisitions efficiently, and add value through enhanced services.

ITEM 6.           RESIGNATION AND APPOINTMENT OF DIRECTORS

         Effective January 2, 2001, the following Officers and Directors were appointed to the Board of Directors:

         SHYAM B. PARYANI, MD. Shyam B. Paryani, MD, Chairman of the Board of Directors and Chairman of the Medical Advisory Board. Dr. Paryani is Board-Certified in radiation oncology and is currently the Medical Director of the Florida Radiation Oncology Group, and Co-Director of the Williams Cancer Center at Baptist Medical Center, and Florida Cancer Center (FCC)_Wells, FCC_Beaches, FCC_St. Johns, FCC_Orange Park, and FCC_Palatka. Dr. Paryani received his undergraduate and medical degrees from the University of Florida, Gainesville. He received his radiation oncology training at Stanford University. Dr. Paryani is actively involved in the community and serves on the Board of Directors of the Baptist Health Foundation, the American Cancer Society, the Memorial Hospital Medical Board, and the Northeast Hospice Acquanimatas Board.

         JEFFREY A. GOFFMAN. Jeffrey A. Goffman is Chief Executive Officer, Secretary and a Director of U.S. Cancer Care, Inc. Mr. Goffman was a founder of the Company pursuant to U.S. Cancer Care, Inc. formation in May 1998. Mr. Goffman was Vice Chairman of U.S. Cancer Care, Inc. from May 1998 until November 2000. Mr. Goffman was the founder of US Diagnostic, Inc. (NASDAQ: USDL), a provider and consolidator of outpatient diagnostic imaging facilities. From inception in June 1993 until 1997, Mr. Goffman served as USDL's Chairman and Chief Executive Officer. Mr. Goffman was one of the founding partners of Goffman and Associates, Certified Public Accountants, PC, an accounting firm in New York. Mr. Goffman is an inactive Certified Public Accountant licensed in New York and Florida and holds a degree in Accounting from the University of Hartford. Mr. Goffman is a member of the American Institute of Certified Public Accountants, the New York Society of Certified Accountants, and the Florida Institute of Certified Public Accountants.

         Pursuant to Mr. Goffman previous role as CEO of USDL, whereby Mr. Goffman while relying upon opinion of counsel did not disclose the background of a certain consultant deemed to be an officer; Mr. Goffman without admitting or denying the allegations, entered into a settlement, in December 2000, whereby Mr. Goffman entered into a consent order with the Securities and Exchange Commission pursuant to Section 8 A of the Securities Act and 21 C of the Exchange Act which he has agreed to cease and desist from committing or causing any violation and any future violation of Section 17(a)(2) and (a)(3) of the Securities Act and from causing any violation and any future violation of Sections 13(a) and 14(a) of the Exchange Act.

         RICHARD PADELFORD. Richard Padelford is the President and Chief Operating Officer of U.S. Cancer Care, Inc. Mr. Padelford has been with U.S. Cancer Care, Inc. and its Predecessor since 1991, managing the operations of its regional network in California. Prior to joining U.S. Cancer Care, Inc., Mr. Padelford directed the implementation of telecommunication products for Pacific Bell & Telephone Co. He was integrally involved in the deregulation of the long-distance market and worked closely with Bellcore Laboratories on the creation of new information system management tools. Mr. Padelford has provided billing consulting and information systems to radiation oncologists nationally. Mr. Padelford has developed proprietary information systems integrating them with commercial computer and telecommunications technologies to enhance network communication and efficiency, including ROSCOE(TM) that was purchased by the Company. Mr. Padelford holds a MBA from Golden Gate University, San Francisco, and a Bachelor of Arts degree in Economics from California State University, Hayward.

         RANDY C. SKLAR. Randy Sklar is the Executive Vice President and Chief Development Officer. Mr. Sklar was the Executive Vice President of Business Development of U. S. Diagnostic, Inc. ("USDL") from July 1996 to June 1998. From 1992 to July 1996, Mr. Sklar held the same position at MediTek Health Corporation ("MediTek"), a wholly owned subsidiary of HEICO, Inc. While at MediTek, he concurrently held the position of Vice President with MediTek Therapy Inc., a wholly owned subsidiary of MediTek, which distributed physical therapy equipment, where he was responsible for sales and marketing. His introduction to the healthcare industry came when he served as Regional Manager for Baxter Health Care. Prior to that, he was primarily involved in commercial lending with US Leasing Corporation as an Area Manager, and Sanwa Bank as an Account Officer. Mr. Sklar holds a degree in Finance from Rider University.

         DOUGLAS MCBRIDE. Mr. McBride is the Vice President and Chief Information Officer of U.S. Cancer Care, Inc. Mr. McBride has over fifteen years of experience managing all aspect of Information Systems, including architecture planning and design, and all aspects of designing, implementing and managing IS systems, applications and networks. Mr. McBride's experience also encompasses the spectrum of management for legacy systems and legacy integration, mini-servers, and full client/server implementations. Prior to joining the company in May 1998, Mr. McBride held managerial positions of increasing responsibility in Information Systems at Southwestern Bell from April 1997 to May 1998 and at Pacific Bell from 1986 to 1996. Mr. McBride has a Bachelor of Science degree from the University of California, Berkeley.

         W. BRIAN FUERY. W. Brian Fuery is a Director and the Vice Chairman of U.S. Cancer Care, Inc. Mr. Fuery was Chief Executive Officer and President of the Company from May 1998 until November 2000. U.S. Cancer Care, Inc. and Mr. Fuery are in partnership with Kaiser Permanente to develop additional cancer care facilities in Northern California. Mr. Fuery was Chief Executive Officer of Radiation Oncology Centers, Inc. ("ROC"), from 1990 to May 1998, when ROC merged with United States Cancer Care ("USCC"). During that tenure, Mr. Fuery established the existing radiation oncology network in northern California. Mr. Fuery is a licensed Certified Public Accountant. In 1986, Mr. Fuery began his own tax practice and managed, on a part-time basis, the small operations of USCC. As the opportunities in healthcare increased, he sold his tax practice in 1988 and began working for USCC full-time. Prior to 1996, Mr. Fuery developed the radiation oncology network in Northern California, consisting of nine offices and four-outpatient radiation therapy treatment centers. Prior to 1986, Mr. Fuery was employed by Price Waterhouse. Mr. Fuery holds a Bachelor of Science degree in Accounting and Information Sciences from California State University, Hayward.

         STANLEY A. TROTMAN, JR. Stanley Trotman, Jr. is a director of U.S. Cancer Care, Inc. Since March 1995, Mr. Trotman has been the Managing Director of the healthcare group at Paine Webber Inc., an investment banking firm. From April 1990 to March 1995, Mr. Trotman was a co-director of Kidder Peabody & Company's healthcare group. Formerly, he was head of the healthcare group at Drexel Burnham Lambert, Inc., where he was employed for approximately 22 years. Mr. Trotman is a director of American Shared Hospital Services, Inc. He received his undergraduate degree from Yale University in 1965; and in 1967 received his MBA from Columbia Business School.

         GORDON C. RAUSSER, PH.D. Gordon Rausser is a director of U.S. Cancer Care, Inc. Dr. Rausser was the co-founder and principal at the Law and Economics Consulting Group, Inc., ("LECG") an economics consulting group that provides consulting and litigation support services to primarily Fortune 500 companies. Dr. Rausser was a director of LECG (NYSE:XPT) until its sale. He is currently a senior consultant at Charles River associates (NASDAQ:CRAI). He is Chairman of the Board of TriColor Line, Inc., a commercial real estate and export/import company, with offices in San Francisco, London and Prague, Chairman of the Board of Opt4 Derivatives, and Director of Diversified Therapy Corporation. From 1994 through 2000 Dr. Rausser served as Dean of the College of Natural Resources at the University of California, Berkeley; and since 1986 has been a Robert Gordon Sproul Distinguished Professor at the University. He has won 16 national awards for his innovative economic research and strategy analysis. He has also served as Chairman of his academic department on two separate occasions. While on leave from the University, Dr. Rausser served as Senior Economist on the Council of Economic Advisors (1986-1987), and as Chief Economist of the Agency for
International Development. Dr. Rausser has a Bachelor of Science degree from California State University, Fresno, and a Master of Science degree and Ph.D. from the University of California, Davis.

         CHARLES J. JACOBSON. Charles Jacobson is a Director of U.S. Cancer Care, Inc. Mr. Jacobson was Chairman of U.S. Cancer Care, Inc. from May 1998 to May 2000. Mr. Jacobson was the Director of New Business Development for Hospital Affiliates, Inc., from 1972 to 1980. From 1980 to 1983, he served on the development team of CIGNA Healthcare in the state of Florida. Since 1983, Mr. Jacobson has been the Chairman and Chief Executive Officer of Jacobson Consulting, Inc. ("JC"), a diversified healthcare consulting firm and third party administrator. JC is provider of development and management consulting and fiscal intermediary services to hospital, physician group, independent practice associations, and other ancillary service organizations throughout the southeastern United States. He also serves on the Board of Directors of Chiro Alliance Corp. and Pricare Management Services Corporation, all of which are a management service organizations serving physician groups in the southeastern United States. Mr. Jacobson served as a President of U.S. Diagnostic Equity partners, a joint venture between Phycor, Inc., (NYSE: PHY) and US Diagnostic, Inc., and as a director of Diversified Therapy Corporation, a national network of wound care treatment centers. Mr. Jacobson holds a Bachelor of Science degree from Christian Brothers University and an MBA from De Paul University, Graduate School of Business.

         JOHN J. FUERY, MD. Dr. Fuery is Director of U.S. Cancer Care, Inc. He is also a member of the Medical Advisory Board. At its formation in January 1983, Dr. Fuery was USCC's first president and Medical Director. Dr. Fuery is Board-Certified in radiation oncology and has 23 years of clinical experience. He received his medical degree form the University of California, San Francisco, and his Bachelor of Arts degree from the University of California, Berkeley. Dr. Fuery received his radiation oncology training at the University of California, San Francisco. He is currently on the facility as Assistant Clinical Professor. Dr. Fuery is the father of W. Brian Fuery.

         JOHN H. ZEEMAN. Mr. Zeeman is a Director of U.S. Cancer Care, Inc. Since 1973 Mr. Zeeman has served as Chairman of Mariner Financial Corporation, a financial consulting firm which provides strategic planning and financing. Mr. Zeeman currently serves as a Director for New Horizon Diagnostics Inc., a company engaged in the manufacturing and sale of proprietary biomedical products. From 1989 to 1997 Mr. Zeeman served as Chairman of the Executive Committee of Teklicon Inc., a high technology firm specializing in litigation support. From 1995 to 1997 he was CEO of Condyne Electronics, Inc., a company specializing in electronic energy conservation equipment. Concurrently from 1991 to 1997, he served as a Director to HAD International SA, a leading European remanufacturer of computer parts for IBM, Sony and others.

         From 1968 to 1973 Mr. Zeeman served as President & CEO of Appolo Industries. He resigned after the company was sold, and he and Mr. William McGowan organized MCI Communications Inc. Mr. Zeeman provided the original seed monies and served as a Director to MCI until it's original public offering.

         Mr. Zeeman has served as a financial analyst and corporate finance partner in several New York Stock Exchange member firms including L.F. Rothschild and Andresen. Mr. Zeeman served as an Officer in the Royal Dutch Navy and was a graduate of its Academy.

         JOHN W. WELLS, JR., MD. Dr. Wells is a Director, and has been a member of the U.S. Cancer Care, Inc. Medical Advisory Board since October 1998. Dr. Wells is a Board-Certified Radiation Oncologist and is currently the Chief of Radiation Oncology at Orange Park Medical Center in Jacksonville, Florida. Dr. Wells was a naval aviator in the United States Marine Corps. Dr. Wells earned both a Bachelor and Master of Science degree in Mathematics at Auburn University, his medical degree at the Medical College of Georgia, and took his residency at Stanford University. Dr. Wells is a member of the Duval County Medical Society of Clinical Oncology, and the American Endocrine-therapy Society.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

                  Financial Statements:                                 None.
                  Consolidated Pro Forma Financial Statements:
                           November 30, 2000                           PF-1-PF-4

                  Exhibits:

                           10.1 Articles of Amendment to Articles of Incorporation of Worldwide Equipment Corp.
                           10.2     Merger Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2001                           Worldwide Equipment Corp.

                                                 By:/s/Jeffrey A. Goffman
                                                 Its:Chief Executive Officer

                   Consolidated Pro Forma Financial Statements
                             as of November 30, 2000
                                   (Unaudited)

The following unaudited pro forma financial statements for Worldwide Equipment Corp., have been prepared based upon certain pro forma adjustments to the historical financial statements of Worldwide Equipment Corp. and subsidiaries, and U.S. Cancer Care, Inc. set forth elsewhere in this form 8-K. The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of Worldwide Equipment Corp. and subsidiaries, and U.S. Cancer Care, Inc.

The accompanying balance sheets and pro forma statements of operations for November 30, 2000 have been prepared as if the transactions were consummated as of January 1, 2000.

The pro forma financial statements do not purport to be indicative of the results which would actually have been obtained had the transactions been completed on the dates indicated or which may be obtained in the future.

WORLDWIDE EQUIPMENT CORP. & US CANCER CARE, INC.
PROFORMA INCOME STATEMENTS FOR THE PERIODS ENDED NOVEMBER 30, 2000


                                    (IN $000)                  WWEQ             USCC            FROG
                                                            HISTORICAL       HISTORICAL        BEACHES                      PROFORMA
                                                             3 MONTHS        11 MONTHS       ACQUISITION                    COMBINED
                                                               ENDED           ENDED          11 MONTHS       PROFORMA     11 MONTHS
                                                             11/30/00         11/30/00        11/30/00       ADJUSTMENTS   11/30/00
                                                             --------         --------        --------       -----------   --------
                                     REVENUES                       $-          $18,655          $1,259                      $19,914

                          COST OF OPERATIONS:

                             Medical services                                    $3,498            $291                       $3,789
                          Salaries & Benefits                                    $3,277            $106                       $3,383
                                         Rent                                      $849            $103                         $952
                  Depreciation & Amortization                                    $1,118            $150                       $1,268
                                         SG&A                       $-           $3,446             $75              $-       $3,521
                                                       -----------------------------------------------------------------------------
                           TOTAL CENTER COSTS                       $-          $12,188            $725              $-      $12,913
                                                       -----------------------------------------------------------------------------
                          Center Contribution                       $-           $6,467            $534              $-       $7,001

                              CORPORATE G & A

                          Salaries & Benefits                                    $1,938              $-                       $1,938
                                         Rent                                      $130              $-                         $130
                  Depreciation & Amortization                                      $912              $-                         $912
                                         SG&A                      $70             $820              $-              $-         $890
                                                       -----------------------------------------------------------------------------
                        TOTAL CORPORATE G & A                      $70           $3,800              $-              $-       $3,870

                             OPERATING INCOME                    $(70)           $2,667            $534                       $3,131

                             Interest Expense                        .           $1,951            $165          $(409)       $1,707
                                                       -----------------------------------------------------------------------------

               INCOME BEFORE TAXES & MINORITY                    $(70)             $716            $369            $409       $1,424

                            Minority Interest                       $-             $369              $-              $-         $369
                                 Income Taxes                       $-               $1              $-              $-           $1
                                                       -----------------------------------------------------------------------------

                                   NET INCOME                    $(70)             $346            $369            $409       $1,054
                                                       -----------------------------------------------------------------------------
                                                                                                              (A)

                          EARNINGS PER SHARE:

                                      Primary                    -0.05             0.07                                         0.13
                                        Fully                    -0.05                                                          0.06
                 Shares Outstanding - Primary                1,337,874        5,141,942                       1,525,000    8,004,816
                   Shares Outstanding - Fully                                                                             17,621,149

    (a) Interest savings on Conversion of Notes


                                                               PF-3

WORLDWIDE EQUIPMENT CORP. & US CANCER CARE, INC.
PROFORMA BALANCE SHEET AS OF NOVEMBER 30, 2000.

                                    WWEQ          USCC
                                    HISTORICAL   HISTORICAL    PPM NOTE     NEW INVEST   PAY CONVERT  STOCK     TRANSACTION PROFORMA
                                    11/30/00      11/30/00     CONVERTS     PREFD STK      NOTES      RECLASS      FEES     COMBINED
                                    --------      --------     --------     ---------      -----      -------      ----     --------
ASSETS:
CURRENT ASSETS:

Cash                                    $63         $332,508               $4,000,000      $16,512             $(500,000) $4,349,083
AR net                                            $5,331,272                                                              $5,331,272
Income Tax AR                                        $50,454                                                                 $50,454
Deferred Taxes                                      $267,393                                                                $267,393
Ppd. Expenses                                       $213,077                                                                $213,077
    TOTAL CURRENT ASSETS                $63       $6,194,704       $-      $4,000,000      $16,512     $-      $(500,000)$10,211,279
PROPERTY & EQUIPMENT NET                         $15,034,212               $1,500,000                                    $16,534,212
DEFERRED LOAN COSTS NET                              $92,127                                                                 $92,127
GOODWILL NET                                     $16,062,029               $1,000,000                                    $17,062,029
OTHER ASSETS                                              $-                                                                      $-
TOTAL ASSETS                            $63      $37,383,072       $-      $6,500,000      $16,512     $-      $(500,000)$43,899,647
LIABILITIES & STKHLDRS EQUITY:
CURRENT LIABILITIES:
Accounts Payable                   $144,699       $2,144,445                                                   $(144,699) $2,289,144
Accrued Expenses                    $24,415       $1,378,913                                                    $(24,415) $1,403,328
Demand notes Stockholders                           $300,000                                                                $300,000
Lines of Credit                                   $2,200,000                                                              $2,200,000
Current Portion LT Debt                           $3,078,961                                                              $3,078,961
Capital leases                                            $-                                                                      $-
    TOTAL CURRENT LIABILITIES      $169,114       $9,102,319       $-          $-                      $-      $(169,114) $9,271,433
CONVERTIBLE DEBT (A)                $60,000       $4,683,488  $(3,050,000)             $(1,483,488)                         $210,000
LONG TERM DEBT                                   $14,060,862                            $1,500,000                       $15,560,862
DEFERRED INCOME TAX                                 $984,034                                                                $984,034
    TOTAL LIABILITIES              $229,114      $28,830,703  $(3,050,000)                 $16,512     $-      $(169,114)$26,026,329
MINORITY INTEREST                                    $69,572                                                                 $69,572
COMMON STOCK PUT OPTION                           $2,300,000                                       $(2,300,000)                   $-
STOCKHOLDER'S EQUITY:
Preferred Stock B                                 $5,000,000                                                              $5,000,000
Preferred Stock C                                 $2,500,000                                                              $2,500,000
Preferred Stock D                                                          $2,500,000                                     $2,500,000
Preferred Stock E                                                          $4,000,000                                     $4,000,000
Common Stock .01 Par                 $1,338          $43,520      $15,250      $-                       $7,900               $68,008
Additional Paid in Capital      $20,534,051       $1,569,483   $3,034,750      $-                   $2,292,100 $(330,886)$27,430,384
Deferred Compensation                               $(71,050)                                                              $(71,050)
Accumulated Deficit            $(20,764,440)     $(2,859,156)                                                          $(23,623,596)
    TOTAL STOCKHOLDERS EQUITY     $(229,051)      $6,182,797   $3,050,000  $6,500,000               $2,300,000 $(330,886)$17,803,746

TOTAL LIAB. & STKHLDRS EQUITY           $63      $37,383,072       $-      $6,500,000      $16,512     $-      $(500,000)$43,899,647
                                                                   (B)       (C)(D)            (A)      (E)

             (A)              Retire Convert notes with $ 1.5m Debt refinance
             (B)              Convert Debt of $ 3.05 million into 1,525,000 common shares
           (C)(D)             New  Investment  of  $ 4 m  Preferred  Stk  Series E convert at $ 1.30 per share common stock & FROG
                              Beaches acquisition for $ 2.5 million in Preferred Series D Stock
             (E)              Reclass $ 2.3 Redeemable Stock to common stock or 790,000 shares.



                                      PF-4
